Exhibit 99.1

Federal Home Loan Bank of San Francisco Announces Annual and Quarterly Operating Results

SAN FRANCISCO, February 21, 2019 — The Federal Home Loan Bank of San Francisco today announced its 2018 operating results. Net income for 2018 was $360 million, compared with net income of $376 million for 2017. Net income for the fourth quarter of 2018 was $73 million, compared with net income of $67 million for the fourth quarter of 2017.

The $16 million decrease in net income for 2018 primarily reflected a decline in other income related to a gain on settlements of $119 million (after netting certain legal fees and expenses) recognized in the first quarter of 2017, which was related to the Bank’s private-label residential mortgage-backed securities litigation. The decrease in other income was partially offset by several factors, including a $35 million decrease in the expense associated with voluntary charitable contributions for the Quality Jobs Fund, from $60 million in 2017 to $25 million in 2018, a $34 million increase in net interest income for 2018 reflecting higher average balances of interest-earning assets and a higher interest rate environment, and improvements in net fair value gains and losses associated with derivatives, hedged items, and financial instruments carried at fair value.

The $6 million increase in net income for the fourth quarter of 2018 primarily reflected a decrease in the expense associated with voluntary charitable contributions for the Quality Jobs Fund, from $10 million in the fourth quarter of 2017 to $5 million in the fourth quarter of 2018, and a $3 million increase in net interest income for the fourth quarter of 2018 relative to the prior-year period, reflecting a higher interest rate environment.

Total assets decreased $14.1 billion to $109.3 billion at December 31, 2018, from $123.4 billion at December 31, 2017. Total advances decreased $4.0 billion, to $73.4 billion at December 31, 2018, from $77.4 billion at December 31, 2017. In addition, investments decreased $11.2 billion, to $32.4 billion at December 31, 2018, from $43.6 billion at December 31, 2017, primarily reflecting a decrease of $7.2 billion in Federal funds sold and a decrease of $4.5 billion in securities purchased under agreements to resell.

As of December 31, 2018, the Bank was in compliance with all of its regulatory capital requirements. The Bank’s total regulatory capital ratio was 6.0%, exceeding the 4.0% requirement. The Bank had $6.5 billion in permanent capital, exceeding its risk-based capital requirement of $1.9 billion. Total retained earnings as of December 31, 2018, were $3.3 billion.

Today, the Bank’s Board of Directors declared a quarterly cash dividend on the capital stock outstanding during the fourth quarter of 2018 at an annualized rate of 7.00%. The quarterly dividend rate is consistent with the Bank's dividend philosophy of endeavoring to pay a quarterly dividend at a rate between 5% and 7% annualized. The quarterly dividend will total $54 million, including $4 million in dividends on mandatorily redeemable capital stock that will be reflected as interest expense in the first quarter of 2019. The Bank expects to pay the dividend on March 14, 2019.

On December 6, 2018, the Bank's Board of Directors declared a special cash dividend of $50 million on the capital stock outstanding during the third quarter of 2018, including $4 million in dividends on mandatorily redeemable capital stock that was reflected as interest expense in the fourth quarter of 2018. The Bank paid the special dividend on December 19, 2018.

Financial Highlights
(Unaudited)
(Dollars in millions)

Selected Balance Sheet Items at Period End	Dec. 31, 2018	Dec. 31, 2017
Total Assets	$109,326	$123,385
Advances	73,434	77,382
Mortgage Loans Held for Portfolio, Net	3,066	2,076
Investments[1]	32,381	43,570
Consolidated Obligations:
Bonds	72,276	85,063
Discount Notes	29,182	30,440
Mandatorily Redeemable Capital Stock	227	309
Capital Stock - Class B - Putable	2,949	3,243
Unrestricted Retained Earnings	2,699	2,670
Restricted Retained Earnings	647	575
Accumulated Other Comprehensive Income/(Loss)	235	318
Total Capital	6,530	6,806

Selected Other Data at Period End	Dec. 31, 2018	Dec. 31, 2017
Regulatory Capital Ratio[2]	5.97%	5.51%

	Three Months Ended		Twelve months ended
Selected Operating Results for the Period	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net Interest Income	$146	$143	$601	$567
Other Income/(Loss)	(15)	(14)	(11)	78
Other Expense	49	54	187	224
Affordable Housing Program Assessment	9	8	43	45
Net Income	$73	$67	$360	$376

	Three Months Ended		Twelve months ended
Selected Other Data for the Period	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net Interest Margin[3]	0.55%	0.49%	0.55%	0.55%
Operating Expenses as a Percent of Average Assets	0.15	0.14	0.13	0.14
Return on Average Assets	0.27	0.23	0.32	0.36
Return on Average Equity	4.40	4.02	5.42	6.21
Annualized Quarterly Dividend Rate[4]	7.00	7.00	7.00	7.50
Annualized Special Dividend Rate[4]	6.44	N/A	1.51	N/A
Average Equity to Average Assets Ratio	6.21	5.64	5.98	5.82

1.
Investments consist of Federal funds sold, interest-bearing deposits, trading securities, available-for-sale securities, held-to-maturity securities, and securities purchased under agreements to resell.

2.
This ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes retained earnings, Class B capital stock, and mandatorily redeemable capital stock (which is classified as a liability), but excludes accumulated other comprehensive income/(loss). Total regulatory capital as of December 31, 2018, was $6.5 billion.

3.	Net interest margin is net interest income (annualized) divided by average interest-earning assets.

4.	In the fourth quarter of 2018, the Bank paid a special dividend of 6.44% in addition to a quarterly dividend of 7.00%.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank’s members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s dividend philosophy and dividend rates. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “endeavoring,” “will,” and “expects,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized, including future dividends. These forward-looking statements involve risks and uncertainties including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; future operating results; and other-than-temporary impairment of investment securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com